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Exhibit 10.6

AMENDMENT TO THE
NORTHSTAR REAL ESTATE INCOME TRUST, INC.
INDEPENDENT DIRECTORS COMPENSATION PLAN

        This Amendment to the NorthStar Real Estate Income Trust, Inc. Independent Director Compensation Plan (this "Amendment") is adopted as of August 24, 2010 (the "Effective Date") by NorthStar Real Estate Income Trust, a Maryland corporation (the "Company"). Capitalized terms used but not defined herein shall have the meaning set forth in the Plan (as defined below).

W I T N E S S E T H

        WHEREAS, the Company adopted that certain NorthStar Real Estate Income Trust. Independent Director Compensation Plan, dated as of February 2, 2010 (the "Plan"); and

        WHEREAS, pursuant to Section 8.1 of the Plan, the Company's Board of Directors (the "Board") desires to amend the Plan to remove the travel expense reimbursement for the independent directors' spouses.

        NOW, THEREFORE, the Plan is amended as follows:

ARTICLE I

AMENDMENTS

        Section 1.1    Amendment to Section 5.4.    Section 5.4 of the Plan is hereby deleted in its entirety and amended and restated as follows:

        "5.4.    TRAVEL EXPENSE REIMBURSEMENT.    All Eligible Participants shall be reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or Chair of the Board requests the Independent Director to participate. Notwithstanding the foregoing, the Company's reimbursement obligations pursuant to this Section 5.4 shall be limited to expenses incurred during such director's service as an Independent Director. Such payments will be made within 30 days after delivery of the Independent Director's written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the last day of the Independent Director's tax year following the tax year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. Independent Directors' right to reimbursement pursuant to this Section 5.4 shall not be subject to liquidation or exchange for another benefit."

ARTICLE II

MISCELLANEOUS

        Section 2.1    Continued Effect.    Except as specifically set forth herein, all other terms and conditions of the Plan shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Plan and the terms of this Amendment, the terms of this Amendment shall control.

        [Signature on following page]

        IN WHEREOF, the Company has executed this Amendment to the NorthStar Real Estate Income Trust, Inc. Independent Director Compensation Plan as of the date first written above.

NORTSTAR REAL ESTATE INCOME TRUST, INC.
By:	/s/ ANDREW C. RICHARDSON
	Name:	Andrew C. Richardson
	Title:	President, Chief Financial Officer and Treasurer

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  Exhibit 10.6
AMENDMENT TO THE NORTHSTAR REAL ESTATE INCOME TRUST, INC. INDEPENDENT DIRECTORS COMPENSATION PLAN
W I T N E S S E T H
ARTICLE I AMENDMENTS
ARTICLE II MISCELLANEOUS